Exhibit 32.1

Section 906 Certification
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The following statement is provided by the undersigned to accompany the Form 10-Q of the MLM Index ™ Fund pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the MLM Index ™ Fund.

November 12, 2010

By: /s/ Timothy J. Rudderow
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Timothy J. Rudderow
President
Mount Lucas Management Corporation,
the manager of the MLM Index ™ Fund